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                                                                    EXHIBIT 10.4

              SECOND AMENDMENT TO OPERATING AGREEMENT FOR NORDSTROM
                      PROPRIETARY ACCOUNTS AND RECEIVABLES

        This Second Amendment to Operating Agreement for Nordstrom Proprietary Accounts and Receivables, dated October 1, 2001 (the "Amendment"), between Nordstrom fsb (successor in interest to Nordstrom National Credit Bank) (the "Bank"), and Nordstrom Credit, Inc. ("NCI"), amends that certain Operating Agreement for Nordstrom Proprietary Accounts and Receivables, dated August 30, 1991, as amended by the First Amendment to Operating Agreement for Nordstrom Proprietary Accounts and Receivables, dated as of March 1, 2000 (collectively, the "Operating Agreement"), between the Bank and NCI. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.

        The parties hereby amend the Operating Agreement as follows:

                1. The following new provisions are added immediately following
Section 2.01(f):

                "(g) The parties hereto intend that the conveyance of the Bank's right, title and interest in and to the Receivables shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Bank to NCI. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law. In that regard, recognizing that the Receivables are being subsequently conveyed to Nordstrom Credit Card Master Note Trust (the "Trust"), the Bank shall be deemed to have granted and does hereby grant to the Trust a first priority perfected security interest, in all of the Bank's right, title and interest, whether owned on the Closing Date or thereafter acquired, in, to and under the Receivables and all money, accounts, payment intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from or related to the Receivables and all proceeds (including "proceeds" as defined in the Uniform Commercial Code (the "UCC")) thereof to secure the obligations of the Bank hereunder.

                (h) The Bank makes the following representations and warranties to NCI. The representations and warranties speak as of the date of this Amendment and as of each subsequent date Receivables are transferred:

                        (i) This Agreement creates a valid and continuing
                security interest (as defined in the applicable UCC) in the Receivables in favor of NCI, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Bank.



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                        (ii) The Receivables constitute "accounts" within the
                meaning of the applicable UCC.

                        (iii) The Bank owns and has good and marketable title to
                the Receivables free and clear of any Lien, claim or encumbrance of any Person.

                        (iv) The Bank has caused or will have caused, on or
                before November 10, 2001, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to NCI hereunder.

                        (v) Other than the security interest granted to NCI
                pursuant to this Agreement, the Bank has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Bank has not authorized the filing of and is not aware of any financing statements against the Bank that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to NCI hereunder or that has been terminated. The Bank is not aware of any judgment or tax lien filings against the Bank."

                2. The following new provision is added immediately following
Section 3.01(b):

                (c) The Bank's rights and obligations to service the Receivables will only exist so long as the Receivables are owned by Credit.

                3. Section 3.02 of the Agreement is hereby amended by deleting the first sentence and substituting the following as the first sentence of
Section 3.02:

                As compensation for its servicing activities hereunder, the Bank shall be entitled to receive a servicing fee in respect of any Accounting Period (or portion thereof), payable in arrears on each Settlement Date equal to an amount as shall be agreed upon by Credit, except that if Credit shall not agree, the Bank shall be entitled to a servicing fee of 2% of the average total amount of outstanding Receivables owned by Credit and serviced by the Bank hereunder during such Accounting Period.

                4. The definition of "Account" in Article I of the Agreement is amended by deleting the words "Business Card Account".

                5. Article I of the Agreement is further amended by deleting the definition entitled "Business Card Account" in its entirety.

                6. Except as specifically amended hereby, the original terms and conditions of the Agreement are unchanged and in full force and effect.



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                7. This Amendment shall be governed and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.


                                        NORDSTROM, fsb


                                        By: /s/ Kevin T. Knight
                                           -------------------------------------
                                           Name:  Kevin T. Knight
                                           Title: Chairman and CEO


                                        NORDSTROM CREDIT, INC.


                                        By: /s/ Michael G. Koppel
                                           -------------------------------------
                                           Name:  Michael G. Koppel
                                           Title: Vice President and Treasurer



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